Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS THIRD QUARTER ADJUSTED RESULTS CONSISTENT
WITH GUIDANCE

COMPARABLE STORE SALES INCREASE 2.6%

COMPANY UPDATES OUTLOOK FOR FISCAL 2015

Columbus, Ohio - December 4, 2015 - Big Lots, Inc. (NYSE: BIG) today reported a loss from continuing operations of $1.7 million, or $0.03 per share, for the third quarter of fiscal 2015 ended October 31, 2015. This result includes an after tax expense of $1.0 million, or $0.02 per share, associated with the termination of a legacy pension plan. Excluding this expense, adjusted loss from continuing operations totaled $0.7 million, or $0.01 per share (see non-GAAP table included later in this release), which compares to our guidance in the range of a loss of $0.04 per share to income of $0.01 per diluted share. This result compares to a loss from continuing operations of $0.06 per share for the third quarter of fiscal 2014. Comparable store sales for stores open at least fifteen months increased 2.6% for the third quarter of fiscal 2015, compared to our guidance of an increase of 2% to 3%. Net sales for the third quarter of fiscal 2015 increased 0.8% to $1,116.5 million, as our comparable store sales increase was partially offset by a lower store count compared to last year.

For the year-to-date period ended October 31, 2015, income from continuing operations totaled $48.3 million, or $0.94 per diluted share. Excluding year-to-date non-recurring legal expense and legacy pension termination costs, adjusted income from continuing operations for the year-to-date period ended October 31, 2015, totaled $52.0 million, or $1.01 per diluted share (non-GAAP). This result represents a 33% increase compared with income from continuing operations of $42.7 million, or $0.76 per diluted share, for the same period in fiscal 2014.

Commenting on today’s release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m pleased with the results we reported today as Jennifer continues to respond positively to our strategic improvements in merchandising, marketing, and in-store execution. For the seventh consecutive quarter, our sales comps were positive with notable strength in our ownable and winnable merchandise categories and we delivered upon our financial commitments. Our inventory levels were lean and on forecast to end Q3 and we are well-positioned by merchandise category for the all-important Q4 selling season.”

THIRD QUARTER HIGHLIGHTS

•	Adjusted loss from continuing operations of $0.01 per share (non-GAAP), compared to a loss from continuing operations of $0.06 per share last year

•	Comparable store sales increase of 2.6% representing the seventh consecutive quarter of comp store sales growth

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

	Earnings per Share

	Q3 2015	Q3 2014	YTD 2015	YTD 2014

Continuing operations	($0.03)	($0.06)	$0.94	$0.76

Impact of non-recurring legal expense	—	—	$0.05	—

Impact of legacy pension termination	$0.02	—	$0.02	—

Continuing operations - adjusted basis (1)	($0.01)	($0.06)	$1.01	$0.76

(1) Non-GAAP

Inventory and Cash Management

Inventory ended the third quarter of fiscal 2015 at $1,047 million, compared to $1,075 million for the third quarter of fiscal 2014. Inventory levels per store were flat to last year with the overall $28 million reduction directly attributable to a lower overall store count.

We ended the third quarter of fiscal 2015 with $62 million of Cash and Cash Equivalents and $335 million of borrowings under our credit facility compared to $62 million of Cash and Cash Equivalents and $283 million of borrowings under our credit facility as of the end of the third quarter of fiscal 2014. Our growth in year-over-year borrowings resulted from returning a higher amount of cash to shareholders (dividends and share repurchases) and investing in capital expenditures to support our strategic plan.

Total Cash Returned To Shareholders
As announced in a separate press release earlier today, on December 2, 2015, our Board of Directors declared a quarterly cash dividend of $0.19 per common share. This dividend payment of approximately $9.3 million is payable on December 31, 2015, to shareholders of record as of the close of business on December 17, 2015.

Year-to-date for fiscal 2015, we have returned $229 million to shareholders in the form of a prior share repurchase program ($200 million) and quarterly dividend payments ($29 million).

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL Q4 2015 GUIDANCE

•
Affirms Q4 guidance for adjusted income from continuing operations of $1.95 to $2.00 per diluted share (non-GAAP), an 11% to 14% increase compared to income from continuing operations of $1.76 per diluted share for the same period last year

•	Affirms Q4 guidance for comparable store sales increase in the range of 1% to 2%

For the fourth quarter of fiscal 2015, we estimate adjusted income from continuing operations will be in the range of $1.95 to $2.00 per diluted share (non-GAAP), compared to income from continuing operations of $1.76 per diluted share for the fourth quarter of fiscal 2014. This guidance is based on an estimated comparable store sales increase in the 1% to 2% range compared to a 2.9% comparable store sales increase in the fourth quarter of fiscal 2014. We expect operating profit improvement driven by higher sales, a flat gross margin rate, and a lower adjusted expense rate.

FISCAL 2015 GUIDANCE

•
Updates outlook for fiscal 2015 adjusted income from continuing operations to be in the range of $2.95 to $3.00 per diluted share (non-GAAP), representing a 20% to 22% increase compared to fiscal 2014 income from continuing operations of $2.46 per diluted share

•	Affirms comparable store sales in the range of a low single digit increase for fiscal 2015

•	Affirms cash flow of $175 million for fiscal 2015

Based on operating results for the first three quarters and our expectations for the fourth quarter of fiscal 2015 noted above, we now estimate fiscal 2015 adjusted income from continuing operations to be in the range of $2.95 to $3.00 per diluted share (non-GAAP) compared to our previous guidance of $2.90 to $3.00 per diluted share (non-GAAP) and income from continuing operations of $2.46 per diluted share for fiscal 2014. This outlook is based on a comparable store sales increase in the low single digit range, total sales approximately flat, a slightly higher gross margin rate, and a lower adjusted expense rate. We estimate this financial performance will result in cash flow (cash provided by operating activities less cash used in investing activities) of approximately $175 million.

Earnings per Share	Full Year

	2015 Guidance	2014

Continuing operations (1)	$2.88 - $2.93	$2.46

Impact of non-recurring legal expense	$0.05	—

Impact of legacy pension termination (1)	$0.02	—

Continuing operations - adjusted basis (2)	$2.95 - $3.00	$2.46

(1) Excludes future costs associated with legacy pension termination
(2) Non-GAAP

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the third quarter and provide commentary on our outlook for fiscal 2015. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, December 18, 2015. A replay of this call will also be available beginning today at 12:00 noon through December 18 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 409848. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,463 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Food, Consumables, Furniture, Seasonal, Soft Home, Hard Home, and Electronics & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	OCTOBER 31	NOVEMBER 1
	2015	2014
	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$61,541	$62,488
Inventories	1,047,322	1,075,429
Deferred income taxes	48,231	48,553
Other current assets	110,184	126,252
Total current assets	1,267,278	1,312,722

Property and equipment - net	576,563	566,889

Deferred income taxes	6,247	12,512
Other assets	39,209	41,788
	$1,889,297	$1,933,911

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$490,049	$529,793
Property, payroll and other taxes	81,808	81,831
Accrued operating expenses	76,761	72,678
Insurance reserves	42,661	38,325
Accrued salaries and wages	36,658	32,829
Income taxes payable	862	868
Total current liabilities	728,799	756,324

Long-term obligations under bank credit facility	334,900	283,400

Deferred rent	61,418	68,752
Insurance reserves	57,527	57,091
Unrecognized tax benefits	17,809	17,498
Other liabilities	51,572	37,262

Shareholders' equity	637,272	713,584
	$1,889,297	$1,933,911

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	OCTOBER 31, 2015		NOVEMBER 1, 2014
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,116,474	100.0	$1,107,095	100.0
Gross margin	440,007	39.4	430,942	38.9
Selling and administrative expenses	411,994	36.9	404,732	36.6
Depreciation expense	30,171	2.7	30,267	2.7
Operating loss	(2,158)	(0.2)	(4,057)	(0.4)
Interest expense	(1,272)	(0.1)	(756)	(0.1)
Other income (expense)	(673)	(0.1)	0	0.0
Loss from continuing operations before income taxes	(4,103)	(0.4)	(4,813)	(0.4)
Income tax benefit	(2,400)	(0.2)	(1,698)	(0.2)
Loss from continuing operations	(1,703)	(0.2)	(3,115)	(0.3)
Income (loss) from discontinued operations, net of tax (expense) benefit of ($118) and $207, respectively	195	0.0	(326)	(0.0)
Net loss	($1,508)	(0.1)	($3,441)	(0.3)

Earnings (loss) per common share - basic (a)
Continuing operations	($0.03)		($0.06)
Discontinued operations	0.00		(0.01)
Net loss	($0.03)		($0.06)

Earnings (loss) per common share - diluted (a)
Continuing operations	($0.03)		($0.06)
Discontinued operations	0.00		(0.01)
Net loss	($0.03)		($0.06)

Weighted average common shares outstanding
Basic	49,057		54,850
Dilutive effect of share-based awards	—		—
Diluted	49,057		54,850

Cash dividends declared per common share	$0.19		$0.17

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Loss are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings (loss) per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings (loss) per share of Net Loss.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	OCTOBER 31, 2015		NOVEMBER 1, 2014
		%		%
	(Unaudited)		(Unaudited)

Net sales	$3,606,615	100.0	$3,583,729	100.0
Gross margin	1,419,957	39.4	1,394,025	38.9
Selling and administrative expenses	1,246,545	34.6	1,234,420	34.4
Depreciation expense	92,388	2.6	88,535	2.5
Operating profit	81,024	2.2	71,070	2.0
Interest expense	(2,737)	(0.1)	(1,616)	(0.0)
Other income (expense)	(2,387)	(0.1)	0	0.0
Income from continuing operations before income taxes	75,900	2.1	69,454	1.9
Income tax expense	27,584	0.8	26,776	0.7
Income from continuing operations	48,316	1.3	42,678	1.2
Income (loss) from discontinued operations, net of tax benefit of ($10) and $13,003, respectively	25	0.0	(22,833)	(0.6)
Net income	$48,341	1.3	$19,845	0.6

Earnings per common share - basic (a)
Continuing operations	$0.95		$0.77
Discontinued operations	0.00		(0.41)
Net income	$0.95		$0.36

Earnings per common share - diluted (a)
Continuing operations	$0.94		$0.76
Discontinued operations	0.00		(0.41)
Net income	$0.94		$0.35

Weighted average common shares outstanding
Basic	50,992		55,617
Dilutive effect of share-based awards	540		603
Diluted	51,532		56,220

Cash dividends declared per common share	$0.57		$0.34

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	OCTOBER 31, 2015	NOVEMBER 1, 2014
	(Unaudited)	(Unaudited)

Net cash used in operating activities	($64,345)	($94,791)

Net cash used in investing activities	(33,996)	(34,300)

Net cash provided by financing activities	102,519	129,546

Impact of foreign currency on cash	—	—

Increase in cash and cash equivalents	4,178	455
Cash and cash equivalents:
Beginning of period	57,363	62,033
End of period	$61,541	$62,488

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	39 WEEKS ENDED	39 WEEKS ENDED
	OCTOBER 31, 2015	NOVEMBER 1, 2014
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$52,318	$62,378

Net cash used in investing activities	(98,298)	(71,908)

Net cash provided by (used in) financing activities	55,260	(1,750)

Impact of foreign currency on cash	—	5,139

Increase (decrease) in cash and cash equivalents	9,280	(6,141)
Cash and cash equivalents:
Beginning of period	52,261	68,629
End of period	$61,541	$62,488

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit (loss), operating profit (loss) rate, income tax expense (benefit), effective income tax rate, income (loss) from continuing operations, net income (loss), diluted earnings (loss) per share from continuing operations, and diluted earnings (loss) per share for the third quarter of 2015 and the year-to-date 2015 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit (loss), adjusted operating profit (loss) rate, adjusted income tax expense (benefit), adjusted effective income tax rate, adjusted income (loss) from continuing operations, adjusted net income (loss), adjusted diluted earnings (loss) per share from continuing operations, and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Third quarter of 2015 - Thirteen weeks ended October 31, 2015

	As Reported	Adjustment to exclude pension termination costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$411,994	$(1,619)	$410,375
Selling and administrative expense rate	36.9%	(0.1%)	36.8%
Operating loss	(2,158)	1,619	(539)
Operating loss rate	(0.2%)	0.1%	0.0%
Income tax benefit	(2,400)	641	(1,759)
Effective income tax rate	58.5%	12.3%	70.8%
Loss from continuing operations	(1,703)	978	(725)
Net loss	(1,508)	978	(530)
Diluted earnings (loss) per share from
continuing operations	$(0.03)	$0.02	$(0.01)
Diluted earnings (loss) per share	$(0.03)	$0.02	$(0.01)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted loss from continuing operations, adjusted net loss, adjusted diluted earnings (loss) per share from continuing operations, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) items associated with the Company’s decision to freeze benefits and terminate the qualified defined benefit pension plan, including curtailment and settlement charges and professional fees in support of the actions to facilitate the plan termination, which totaled $1,619 ($978, net of tax).

Year-to-date 2015 - Thirty-nine weeks ended October 31, 2015

	As Reported	Adjustment to exclude loss contingency	Adjustment to exclude pension termination costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,246,545	$(4,487)	$(1,619)	$1,240,439
Selling and administrative expense rate	34.6%	(0.1%)	(0.0%)	34.4%
Operating profit	81,024	4,487	1,619	87,130
Operating profit rate	2.2%	0.1%	0.0%	2.4%
Income tax expense	27,584	1,776	641	30,001
Effective income tax rate	36.3%	0.2%	0.1%	36.6%
Income from continuing operations	48,316	2,711	978	52,005
Net income	48,341	2,711	978	52,030
Diluted earnings per share from
continuing operations	$0.94	$0.05	$0.02	$1.01
Diluted earnings per share	$0.94	$0.05	$0.02	$1.01

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) a pretax accrual of a loss contingency associated with merchandise-related legal matters of $4,487 ($2,711, net of tax); and (2) items associated with the Company’s decision to freeze benefits and terminate the qualified defined benefit pension plan, including curtailment and settlement charges and professional fees in support of the actions to facilitate the plan termination, which totaled $1,619 ($978, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.